Exhibit 99.1

FINAL — FOR IMMEDIATE RELEASE

Press Release

Source: Federal Services Acquisition Corporation

Company Contact:

Joel R. Jacks

Chairman and Chief Executive Officer

Federal Services Acquisition Corporation

(646) 403-9765

Investor Relations Contact:

Alan Katz

Investor Relations

CJP Communications for Federal Services Acquisition Corporation

(212) 279-3115 ext. 211

alan@cjpcom.com

FOR IMMEDIATE RELEASE

Federal Services Acquisition Corporation Announces New Directors

Government Services and Industry Veterans to Join as Directors

NEW YORK, May 3, 2006 — Federal Services Acquisition Corporation (“Federal Services”) (OTC Bulletin Board: FDSA, FDSAU, FDSAW), a Special Purpose Acquisition Company formed to acquire an operating business in the federal services and defense industries, today announced that it has expanded its Board of Directors to include two new independent directors: Joseph A. Saponaro and Edward J. Smith.

Joseph A. Saponaro has over 40 years of experience, including more than 25 years in a senior management role, in information technology software systems, services and products for the U.S. government and the commercial markets. Most recently, Saponaro was president of L-3 Government Services, Inc. (L-3GSI), a division of L-3 Communications (NYSE: LLL). Prior to joining L-3GSI, Saponaro served as sector president and general manager of The Titan Corporation. He was also previously the president of AverStar, Inc., a provider of information technology services and software products for the mission-critical systems of federal civilian and defense agencies and large commercial companies that was acquired by The Titan Corporation from a group of investors that included CM Equity Partners, L.P. for $205 million in June 2000.

Edward J. Smith is currently the president of Barnegat Bay Capital Inc., a corporate finance advisory services and consulting firm. He currently sits on the Boards of Directors of Global Imaging Systems, Inc. (NASDAQ: GISX), a leading office imaging solutions company, and Fargo Electronics, Inc (NASDAQ: FRGO), a global leader in creating secure technologies for card identity systems. During approximately 30 years in major securities firms, he has held managing director roles in investment banking at Prudential Securities Incorporated, Kidder, Peabody & Co. Incorporated, Merrill Lynch Capital Markets and Shearson Lehman Brothers Inc. In those capacities he was a senior investment banker leading a large number of financial transactions in the technology sector.

“We are very much looking forward to working with Joe and Ed,” stated Joel Jacks, Chairman and CEO of Federal Services. “We have known both of these individuals for a number of years and have been impressed by their business acumen and relationships within the government, IT and federal services industries. We have worked closely with Joe Saponaro in the past, and we expect him to make a major contribution to the growth of Federal Services, particularly after the deal with ATS is completed. Similarly, Ed Smith’s extensive business governance and financial experience will provide instant value and guidance, supporting the growth of our company.”

Federal Services also announced that director Art Money has submitted his resignation from its Board effective May 3, 2006, due to time constraints. Art Money will continue to serve as a Special Advisor to the Federal Services Board of Directors.

On April 20, 2006, Federal Services announced that it had signed a definitive stock purchase agreement with privately-owned Advanced Technology Systems, Inc. (“ATS”) pursuant to which Federal Services will purchase all of the outstanding capital stock of ATS for $84 million in cash and $1 million in stock at closing, and up to an additional $39 million in contingent payments.

ABOUT ATS

ATS, headquartered in McLean, Virginia, is a leading provider of systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems.

ATS is currently executing on over 120 contracts for multiple civilian and defense agencies including: The Department of Homeland Security; The Office of the Secretary of Defense; Defense Logistics Agency; The U.S. Air Force; The Department of Housing and Urban Development; and Pension Benefit Guarantee Corporation. The majority of ATS’ contractual relationships are long-term in nature, and many of its customer relationships have been in place for over a decade. ATS is the prime contractor on over 75% of its federal services contract revenue. The majority of its work is performed under time and material (T&M) contracts.

Over the past 28 years, ATS has built and implemented over 100 mission-critical systems for clients. This large installed base of work provides continuous opportunities for maintenance and upgrades, and positions ATS to address legacy software and systems issues and perform complex migration projects as clients move to next generation technologies. With over 600 employees possessing diverse, hard-to-replicate technical skills, institutional knowledge and insight accumulated over nearly three decades, ATS competes effectively for prime and sole source service contracts and has succeeded in recent years in expanding its reach and presence in the federal services market.

ATS’ financial management software expertise assists clients preparing for the government’s increased financial accountability standards. ATS’ data management systems expertise allows clients to increase efficiency with better human resource and case management tracking capabilities, while also allowing them to organize and track information easily. Additionally, ATS’ IT outsourcing capabilities provide ATS with an opportunity to develop long-term value added partnerships with clients that allow end-users and government agencies to focus on core mission priorities, while reducing expenditures on systems management.

In addition, ATS leverages its IT services, management consulting, and software and systems development solutions expertise into financial institutions, insurance companies and government sponsored enterprises through a wholly-owned subsidiary, Appix, Inc. (“Appix”). Appix is one of the largest providers of outsourced professional services at Fannie Mae and currently serves many Fortune 500 financial services and insurance companies. Appix has experienced strong organic growth, which has been complemented by small strategic acquisitions.

Additional information about ATS may be found at http://www.atsva.com.

ABOUT FEDERAL SERVICES

Federal Services is a blank check company that was formed to acquire an operating business in the federal services and defense industries. Federal Services consummated its initial public offering on October 25, 2005, receiving net proceeds of approximately $119 million through the sale of 21,000,000 units of its securities at $6.00 per unit. The Board of Directors of Federal Services includes Dr. Edward H. Bersoff, the founder and former CEO of BTG Inc., a federal services company that was sold to The Titan Corporation, and Joel R. Jacks and Peter M. Schulte, the co-founders of CM Equity Partners, a private equity firm that has completed several federal services acquisitions. Dr. Bersoff will become Chairman and Chief Executive Officer of Federal Services and ATS upon consummation of the transaction. Joel Jacks and Peter Schulte will remain board members of Federal Services following the closing, and will no longer hold executive management positions.

Additional information about Federal Services may be found at http://www.fedsac.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Federal Services’ management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

—Federal Services being a development stage company with no operating  history;

—Federal Services’ dependence on key personnel, some of whom may not  remain with Federal Services following a business combination;

—risks that the acquisition of ATS or another business combination may not be completed due to failure of the conditions to closing being satisfied or other factors;

—Federal Services personnel allocating their time to other businesses and potentially having conflicts of interest with our business;

—Federal Services potentially being unable to obtain additional financing to complete a business combination;

—the ownership of Federal Services’ securities being concentrated; and

—risks associated with the federal services sector in general and the defense and homeland security sectors in particular;

as well as other relevant risks detailed in Federal Services’ filings with the U.S. Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Federal Services does not assume any obligation to update the information contained in this press release.

ADDITIONAL INFORMATION

Stockholders of Federal Services are urged to read the proxy statement regarding its proposed acquisition of ATS when it becomes available as it will contain important information regarding ATS and the transaction. Copies of the proxy statement and other relevant documents filed by Federal Services, which will contain information about Federal Services and ATS, will be available when filed and without charge at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov). The definitive proxy statement, when available, may also be obtained from Federal Services without charge by directing a request to Federal Services Acquisition Corporation, 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.

Federal Services and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of ATS. Information regarding Federal Services’ directors and executive officers is available in its Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the U.S. Securities and Exchange Commission when it becomes available.